Exhibit 15




June 8, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commissioners:

We are aware that our report dated May 24, 2004 on our review of interim financial information of C&D Technologies, Inc. and Subsidiaries (the "Company") as of and for the period ended April 30, 2004 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's Forms S-8 (Registration Nos. 33-31978, 33-71390, 33-86672, 333-17979, 333-38891, 333-59177, 333-42054, 333-56736, 333-69264,
333-69266,   333-101835,   and  333-106051)  and  Form  S-3   (Registration  No.
333-38893).


Very truly yours,


/s/Pricewaterhouse Coopers LLP

PricewaterhouseCoopers LLP
Philadelphia, PA